Exhibit 99.3

     Effective as of May 20, 2005, the Compensation Committee of PlanetOut Inc. (the “Company”) approved an amendment to the Company’s Employment Agreement, dated as of January 31, 2005, with Donna L. Gibbs, PlanetOut’s Senior Vice President, Marketing and Communications, in connection with the expansion of Ms. Gibbs’ responsibilities with the Company. Ms. Gibbs’ Employment Agreement was previously described on and filed with the Company’s Current Report on Form 8-K filed on February 4, 2005. The amendment will result in an increase in Ms. Gibbs’ annual base salary of $25,000 (to a total of $205,000), effective in mid-July 2005, after Ms. Gibbs’ one-year anniversary with the Company. The other terms of Ms. Gibbs’ employment with the Company will remain unchanged by the amendment.